SCHEDULE 14C INFORMATION
Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

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CONCEPT VENTURES CORPORATION
(Name of Registrant as Specified in Its Charter)

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SCHEDULE 14C INFORMATION STATEMENT
(Pursuant to Regulation 14C of the Securities Exchange Act
of 1934 as amended)

CONCEPT VENTURES CORPORATION
Room 2201 Tower A, Cyber Times Building
Tian’an Cyber Park, Futian District
Shenzhen, China 518040

WE ARE NOT ASKING YOU FOR A PROXY AND
YOU ARE REQUESTED NOT TO SEND US A PROXY

This Information Statement is furnished by the Board of Directors of Concept Ventures Corporation, a Nevada corporation, to the holders of record at the close of business on the record date, February 15, 2007, of the Company’s outstanding common stock, 0.001 par value per share (the “Common Stock”), pursuant to Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended.  This Information Statement is being furnished to such stockholders for the purpose of informing the stockholders of a change of the Company’s corporate name from “Concept Ventures Corporation” to “China Ritar Power Corp.” Except as otherwise indicated by the context, references in this Information Statement to “Company,” “we,” “us,” or “our” are references to Concept Ventures Corporation.

The Board of Directors of the Company (the “Board of the Directors”) unanimously approved the change of name to “China Ritar Power Corp.” The name change to “China Ritar Power Corp.” will more accurately reflect the Company’s future business as disclosed in its Current Report on Form 8-K filed on February 22, 2007. The Company also received the consent of the holders of a majority of the outstanding shares of the Company’s Common Stock. The Company will, when permissible following the expiration of the twenty-day (20) period mandated by Rule 14c and the provisions of the Nevada Revised Statutes, file a Certificate of Amendment to amend our Articles of Incorporation (the “Certificate of Amendment”) changing our name.

The proposed Certificate of Amendment, attached hereto as Appendix A, will become effective when it is filed with the Nevada Secretary of State. We anticipate that such filing will occur twenty (20) days after this Information Statement is first mailed to our stockholders.

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them.

The Board of Directors has fixed the close of business on February 15, 2007 as the record date for the determination of stockholders who are entitled to receive this Information Statement (the “Record Date”). There were 1,535,312 shares of Common Stock issued and outstanding on the Record Date. We anticipate that this Information Statement will be mailed on or about March 5, 2007 to all stockholders of record as of the Record Date.

Only one Information Statement is being delivered to two or more security holders who share an address unless we have received contrary instruction from one or more of the security holders. We will promptly deliver upon written or oral request a separate copy of the Information Statement to a security holder at a shared address to which a single copy of the document was delivered. If you would like to request additional copies of the Information Statement, or if in the future you would like to receive multiple copies of information or proxy statements, or annual reports, or if you are currently receiving multiple copies of these documents and would, in the future, like to receive only a single copy, please so instruct us by writing to the corporate secretary at the Company’s executive offices at the address specified above.

PLEASE NOTE THAT THIS IS NOT A REQUEST FOR YOUR VOTE OR A PROXY STATEMENT, BUT RATHER AN INFORMATION STATEMENT DESIGNED TO INFORM YOU OF THE AMENDMENTS TO OUR ARTICLES OF INCORPORATION.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Interests of Certain Persons in or Opposition to Matters to be Acted Upon

Except as disclosed elsewhere in this Information Statement, since the commencement of the Company’s last fiscal year, none of the following persons has had or currently has any substantial interest, direct or indirect, by security holdings or otherwise in any transaction of the Company or any currently proposed transaction in which the Company was or is a participant:

1. any director or officer of the Company;

2. any proposed nominee for election as a director of the Company; and

3. any associate or affiliate of any of the foregoing persons.

The shareholdings of our directors and officers are listed below in the section entitled “Principal Shareholders and Security Ownership of Management”. To our knowledge, no director has advised that he intends to oppose any action described herein.

Principal Shareholders And Security Ownership Of Management

The following table sets forth information regarding beneficial ownership of the Common Stock as of the Record Date, (i) by each person who is known by us to beneficially own more than 5% of our Common Stock; (ii) by each of our officers and directors; and (iii) by all of our officers and directors as a group.

Title of Class	Name & Address of Beneficial Owner	Office, If Any	Amount & Nature of Beneficial Ownership(1)	Percent of Class(2)
Common Stock	Halter Financial Investments, L.P. (3)(4) 12890 Hill Top Road Argyle, TX 76226		550,000	35.8%
Common Stock	Halter Financial Group, L.P. (3)(5) 12890 Hill Top Road Argyle, TX 76226		550,000	35.8%
Common Stock	David Brigante (4)(5) 12890 Hill Top Road Argyle, TX 76226		1,100,000	71.6%
Common Stock	George Diamond (4)(5) 12890 Hill Top Road Argyle, TX 76226		1,100,000	71.6%
Common Stock	Marat Rosenberg (4)(5) 12890 Hill Top Road Argyle, TX 76226		1,100,000	71.6%
Common Stock	Timothy P. Halter (4)(5) 12890 Hill Top Road Argyle, TX 76226	Director, President, Secretary, and Treasurer	1,100,000	71.6%
Common Stock	All officers and directors as a group (1 person named above)		1,100,000	71.6%

(1)
Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the shares of Company common stock.

(2)	Based on 1,535,312 shares of the Company’s Common Stock issued and outstanding as of the Record Date.

(3)	Indicates shares owned of record and beneficially by the person indicated.

(4)
Includes 550,000 shares owned by Halter Financial Investments, L.P. (“HFI”). HFI is a Texas limited partnership of which Halter Financial Investments GP, LLC, a Texas limited liability company (“HFI GP”), is the sole general partner. The limited partners of HFI are: (i) TPH Capital, L.P., a Texas limited partnership of which TPH Capital GP, LLC, a Texas limited liability company (“TPH GP”), is the general partner and Timothy P. Halter is the sole member of TPH GP; (ii) Bellfield Capital, L.P., a Texas limited partnership of which Bellfield Capital Management, LLC, a Texas limited liability company (“Bellfield LLC”), is the sole general partner and David Brigante is the sole member of Bellfield LLC; (iii) Colhurst Capital LP, a Texas limited partnership of which Colhurst Capital GP, LLC, a Texas limited liability company (“Colhurst LLC”), is the general partner and George L. Diamond is the sole member of Colhurst LLC; and (iv) Rivergreen Capital, LLC, a Texas limited liability company (“Rivergreen LLC”), of which Marat Rosenberg is the sole member. As a result, each of the foregoing persons may be deemed to be a beneficial owner of the shares held of record by HFI.

(5)
Includes 550,000 shares owned by Halter Financial Group, L.P. (“HFG”). HFG is a Texas limited partnership of which Halter Financial Group GP, LLC, a Texas limited liability company is the sole general partner. The limited partners of HFG are: (i) TPH Capital, L.P., a Texas limited partnership of which TPH GP is the general partner and Timothy P. Halter is the sole member of TPH GP; (ii) Bellfield Capital, L.P., a Texas limited partnership of which Bellfield LLC is the sole general partner and David Brigante is the sole member of Bellfield LLC; (iii) Colhurst Capital LP, a Texas limited partnership of which Colhurst LLC is the general partner and George L. Diamond is the sole member of Colhurst LLC; and (iv) Rivergreen LLC of which Marat Rosenberg is the sole member. As a result, each of the foregoing persons may be deemed to be a beneficial owner of the shares held of record by HFG.

Amendment to the Corporation's Articles

On February 15, 2007, the Board of Directors approved, subject to receiving the approval of a majority of the holders of the Common Stock, an amendment to our Articles of Incorporation to change the name of the Company from “Concept Ventures Corporation” to “China Ritar Power Corp.”

Stockholder approval for the change of name was obtained by written consent of Halter Financial Investments, L.P. and Halter Financial Group, L.P., which collectively own 1,100,000 shares of our Common Stock constituting 71.6% of our outstanding Common Stock on the Record Date. The change of name will not become effective until at least twenty (20) days after this Information Statement is first mailed to holders of our Common Stock and until the appropriate filings have been made with the Nevada Secretary of State.

Changes to our Business and Change of Control

We were originally organized under the laws of the State of Utah on May 21, 1985 under the name Concept Capital Corporation for the purpose of seeking business opportunities for acquisition or participation by the Company.

On May 18, 2006 we entered into a Stock Purchase Agreement with Halter Financial Investments, L.P. (“Halter”), pursuant to which we sold 16,225,000 shares of our Common Stock for $275,000. As a result of the sale, which was completed on June 30, 2006, Halter became the owner of approximately 78.6% of our issued and outstanding Common Stock.

In connection with the sale of Common Stock to Halter, Timothy P. Halter was elected as our Chairman of the Board, President, Secretary and Treasurer, we effected a 1 for 14.75 reverse stock split, which became effective July 7, 2006 and, in order to change the domicile of Concept Capital Corporation from Utah to Nevada, Concept Capital Corporation was merged with and into Concept Ventures Corporation, a Nevada corporation, effective on July 7, 2006.

From our inception in 1985 until February 16, 2007, when we completed a reverse acquisition transaction with Ritar International Group Limited, a British Virgin Islands company (“Ritar”), whose subsidiary companies originally commenced business in May 2002, we were a blank check company and did not engage in active business operations other than our search for, and evaluation of, potential business opportunities for acquisition or participation.

Ritar, through its Chinese subsidiaries, is a China-based company engaged in the business of designing, developing, manufacturing and selling environmentally friendly lead-acid batteries with a wide range of applications and capacities, especially in the light electric vehicle or LEV segment, in China. Ritar became our wholly owned subsidiary in connection with the reverse acquisition transaction and is the holding company for all of our commercial operations.

The reverse acquisition transaction resulted in a change of control of the Company. In connection with the reverse acquisition transaction, we issued to the shareholders of Ritar 11,694,663 shares of our Common Stock in exchange for all of the issued and outstanding capital stock of Ritar. Ritar thereby became our wholly owned subsidiary and the former shareholders of Ritar became our controlling stockholders.

Upon the closing of the reverse acquisition, Timothy P. Halter, our then sole director, submitted his resignation letter pursuant to which he resigned from all offices of the Company that he held effective immediately and from his position as our director that will become effective on the tenth day following the mailing by us of an information statement to our stockholders that complies with the requirements of Section 14f-1 of the Securities Exchange Act of 1934, as amended (the “Effective Time”), which information statement was mailed out on or about February 22, 2007. Jiada Hu was appointed as our succeeding director. Such appointment will become effective at the Effective Time. In addition, our executive officers were replaced by Ritar’s executive officers upon the closing of the reverse acquisition.

As a result of the reverse acquisition transaction with Ritar, we entered into a new business. Our business now consists of the design, development, manufacture and sale, through our Chinese subsidiaries, of environmentally friendly lead-acid batteries with a wide range of applications and capacities, especially in the light electric vehicle or LEV segment, in China.

We market, sell and service our 6 series and 197 models of “Ritar” branded, cadmium-free, valve-regulated lead-acid or VRLA, batteries in China and internationally. Our client base includes LEV manufacturers such as Electrotherm (I) Ltd., Energy Batteries Ltd., Zhejiang LvYuan Electric Vehicle Co., Ltd., Shenzhen ShenLing Vehicle Co., Ltd., and China Xing Yue Group, international uninterruptible power source or UPS manufacturers, including Delta Electronics (Jiangsu) Ltd. and SSB Battery Service GmbH, and telecommunications operators such as China Telecom Corporation Limited, China Mobile Communication Corporation, China Network Communications Group Corporation, Siemens AG, and Lucent Technologies.

We are changing our name to “China Ritar Power Corp.” to reflect our new business and to be similar to the name of our subsidiary company.

Dissenters Rights

Under Nevada law, shareholders of our Common Stock are not entitled to dissenter’s rights of appraisal with respect to our proposed amendments to our Articles of Incorporation.

Financial and other Information

For more detailed information on our corporation, including financial statements, you may refer to our Current Report on Form 8-K filed on February 22, 2007 and other periodic filings made with the SEC from time to time. Copies of these documents are available on the SEC’s EDGAR database at www.sec.gov or by writing our secretary at the address specified above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, Concept Ventures Corporation has duly caused this report to be signed by the undersigned hereunto authorized.

February 22, 2007

CONCEPT VENTURES CORPORATION

By: /s/ Jiada Hu
      Jiada Hu
      CEO and President

APPENDIX A

ROSS MILLER
Secretary of State
204 North Carson Street, Ste 1
Carson City, Nevada 89701-4299
(775) 684 5708
Website: secretaryofstate.biz

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

Concept Ventures Corporation

2. The articles have been amended as follows (provide article numbers, if available):

Article I is hereby amended to read:

"The name of this Corporation shall be: China Ritar Power Corp."

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the* articles of incorporation have voted in favor of the amendment is: 71.6%

4. Effective date of filing (optional):

(must not be later than 90 days after the certificate is filed)

5. Officer Signature **(Required)**: X

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless of limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

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Nevada Secretary of State AM 78.385 Amend 2007
Revised on: 01/01/07